UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 2, 2012, Sara Lee Corporation (“Sara Lee” or the “corporation”) announced that its wholly-owned subsidiary, DE International Holdings (“DE International”), filed a registration statement on Form F-1 (the “registration statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the spin-off of Sara Lee’s Coffee and Tea business and related transactions, which are described in the registration statement (the “spin-off”). The registration statement is included as an exhibit to this report and is incorporated by reference herein.

Set forth below is certain information relating to Sara Lee’s anticipated debt, pension plans and corporate costs following the spin-off (Sara Lee after the spin-off is referred to in this report as “MeatCo”).

Debt

Before completion of the spin-off, Sara Lee intends to purchase for cash and retire up to approximately $970 million principal amount of its aggregate outstanding indebtedness. Assuming Sara Lee completes the purchase of $970 million principal amount of its outstanding debt before completion of the spin-off and subject to the other assumptions described below, Sara Lee expects that MeatCo would have approximately $942 million in outstanding indebtedness immediately after completion of the spin-off.

The following table sets forth (1) Sara Lee’s outstanding indebtedness as of July 2, 2011 on an actual basis and (2) MeatCo’s expected outstanding indebtedness immediately after consummation of the spin-off:

Debt Instruments

	Year of Maturity (Sara Lee Fiscal Year)	July 2, 2011 Amount Outstanding (Actual)	Expected Amount Outstanding Immediately After Spin- Off[1]
		(in millions)
Senior debt
Euro denominated—2.25% notes	2012	$434	$0	[2]
3.875% notes	2013	$500	$0	[3]
10% zero coupon notes
($19 million face value)	2014	$15	$16	[4]
10%—14.25% zero coupon notes
($105 million face value)	2015	$72	$82	[4]

2.75% notes	2016	$400	**	[5]
4.10% notes	2021	$400	**	[5]
6 1/8% notes	2033	$500	**	[5]

Total senior debt		$2,321	$928	[5]

Notes payable		$238	$0	[6]
Obligations under capital lease		$3	$1
Other debt		$81	$15	[7]
Unamortized discounts		$(5)	$(2)[8]
Hedged debt adjustment to fair value		$9	$0	[9]
Total debt		$2,647	$942	[5]

1	Assumes the spin-off is consummated on June 29, 2012.
2	The 2.25% euro denominated notes are scheduled to be repaid in March 2012.
3	Assumes the redemption and retirement of the 3.875% notes prior to the spin-off.
4	Difference in amount outstanding relative to July 2, 2011 actual amount reflects amortization of discount.
5	The expected aggregate amount of the 2.75% notes, 4.10% notes and 6 1/8% notes outstanding upon consummation of the spin-off is $830 million, based on the assumed purchase and retirement of $470 million principal amount of these notes in the aggregate prior to the spin-off.
6	The corporation expects to repay in full its notes payable, consisting primarily of commercial paper, on or prior to the date of the spin-off.
7	Decrease in amount relative to July 2, 2011 actual amount principally reflects debt associated with Brazilian operations, which indebtedness is or will become part of the indebtedness of entities that will be separated from the corporation in the spin-off and would, accordingly, not be included in the consolidated indebtedness of MeatCo.
8	Difference in amount relative to July 2, 2011 actual amount reflects amortization of discount through the date of consummation of the spin-off and elimination of discount on repurchased debt.
9	Reflects derivative instruments used by the corporation for interest rate risk management. The corporation expects to settle these derivative instruments on or prior to the date of the spin-off.

The foregoing presentation is based on various assumptions regarding future events, including the contemplated debt purchases and the spin-off, and accordingly consists of forward-looking statements. The foregoing presentation should be read in conjunction with the information set forth in the corporation’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 and the corporation’s other reports filed with the SEC.

Pension Plans

Sara Lee sponsors a number of U.S. and foreign pension plans to provide retirement benefits to certain employees. In connection with and as a result of the spin-off, all of the North American pension plans will remain with MeatCo and all of the non-North American pension plans will become the responsibility of DE International through its subsidiaries. Information regarding Sara Lee’s North American pension plans is contained in Note 16, “Defined Benefit Pension Plans,” to the Consolidated Financial Statements contained in Sara Lee’s 2011 Annual Report to Stockholders and in Note 10, “Pension and Other Postretirement Benefit Plans,” to the Consolidated Financial Statements contained in Sara Lee’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011.

Corporate Costs

Sara Lee previously disclosed and continues to expect full year fiscal 2012 general corporate expenses (including amortization) to be $85-$95 million. Sara Lee expects that, after completion of the spin-off and on a stand-alone basis, MeatCo’s full year general corporate expenses (including amortization) will initially be approximately $65-75 million starting in fiscal year 2013 and it is expected that these costs will be reduced over time. Most of these costs are not included in the segment results of Sara Lee’s North American Retail and N.A. Foodservice and Specialty Meats business segments. In addition, most of these costs will not be offset by currently identified savings.

FORWARD-LOOKING STATEMENTS

This report and other documents and statements of the corporation contain certain forward-looking statements, including with respect to expected indebtedness of MeatCo, general corporate expenses in fiscal years 2012 and 2013, the anticipated costs and benefits of restructuring, transformation and actions associated with the corporation’s Project Accelerate initiative, other matters related to the corporation’s spin-off plans, access to credit markets and the corporation’s credit ratings, the planned extinguishment of debt, the funding of pension plans, potential payments under guarantees and amounts due under future contractual obligations and commitments, projected capital expenditures, cash tax payments, pension settlement amounts and effective tax rates. In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding its future performance by making forward-looking statements preceded by terms such as “expects,” “projects,” “anticipates” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data, as well as management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause the corporation’s actual results to differ from such forward-looking statements are those described in the corporation’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as well as factors relating to:

•

the corporation’s proposed spin-off plans and the related special dividend, such as (i) unanticipated developments that delay or negatively impact the proposed spin-off and capital plans; (ii) the anticipated costs and benefits of restructuring actions taken to prepare for the spin-off; (iii) the corporation’s ability to obtain customary approvals; (iv) the corporation’s ability to generate the anticipated efficiencies and savings from the spin-off including a lower effective tax rate for the spun-off company; (v) the impact of the spin-off on the corporation’s relationships with its employees, major customers and vendors and on the corporation’s credit ratings and cost of funds; (vi) changes in market conditions; (vii) future opportunities that the board of directors of the corporation may determine present greater potential value to shareholders than the spin-off and special dividend; (viii) disruption to the corporation’s business operations as a result of the spin-off; (ix) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (x) the ability of the businesses to operate independently following the completion of the spin-off;

•

the corporation’s relationship with its customers, such as (i) a significant change in the corporation’s business with any of its major customers, such as Walmart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

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The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, the corporation’s ability to increase or maintain product prices in response to cost fluctuations and the impact on the corporation’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

•

the corporation’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) the corporation’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund the corporation’s domestic operations, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to global corporations, and different regulatory structures and unexpected changes in regulatory environments overseas; and (iv) the corporation’s ability to continue to source production and conduct operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers; and

•

previous business decisions, such as (i) the corporation’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) the corporation’s credit ratings, the impact of the corporation’s capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on the corporation’s cost to borrow funds and access to capital/debt markets; (iii) the settlement of a number of ongoing reviews of the corporation’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business; and (iv) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which the corporation participates.

In addition, the corporation’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. The corporation undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 23	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm

Exhibit 99	Registration Statement on Form F-1 filed by DE International Holdings with the U.S. Securities and Exchange Commission on March 1, 2012 (File No. 333-179839)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

SARA LEE CORPORATION (Registrant)

By:	/s/ Mark A. Garvey
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

23	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm

99	Registration Statement on Form F-1 filed by DE International Holdings with the U.S. Securities and Exchange Commission on March 1, 2012 (File No. 333-179839)